Exhibit h.7

                             FIRST AMENDMENT TO THE
                      TRANSFER AGENCY AND SERVICE AGREEMENT






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                             FIRST AMENDMENT TO THE
                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                  PHOENIX FUNDS

         THIS FIRST AMENDMENT is made by and between the undersigned entities (hereinafter singularly referred to as a "Fund" and collectively referred to as the "Phoenix Funds" or "Funds"), and Phoenix Equity Planning Corporation (hereinafter referred to as the "Transfer Agent") and amends the Transfer Agency and Service Agreement dated as of June 1, 1994 (the "Agreement"), pursuant to which the Transfer Agent has agreed to provide certain transfer agent and related services to the Funds.

         WHEREAS, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (the "PATRIOT Act") was enacted and regulations have been promulgated thereunder that impose new anti-money laundering requirements on financial institutions, including mutual funds;

         WHEREAS, The Phoenix Funds are committed to compliance with the PATRIOT Act, and implementing regulations thereunder and, the Funds have developed and implemented a written anti-money laundering program (the "Program"), which is designed to satisfy the requirements of the PATRIOT Act and implementing regulations applicable to mutual funds;

         WHEREAS, The PATRIOT Act authorizes a mutual fund to delegate to a service provider, including its transfer agent, the implementation and operation of the Program;

         WHEREAS, The parties mutually desire to amend the Agreement to delegate the implementation and operation of the Program to the Transfer Agent; and

         WHEREAS, The parties further mutually desire to amend the Agreement to specify their respective roles and responsibilities with respect to Regulation S-P of the Securities Exchange Commission, the Sarbanes-Oxley Act of 2002, and Rule 38a-1 under the Investment Company Act of 1940, as amended;

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties do hereby agree to amend the Agreement as follows:

         1. Article 1, Section 1.02 is hereby amended by changing the existing subsection (e) in Section 1.02 of the Agreement to subsection (f) and adding the following as subsection (e) thereto:

         The Funds hereby delegate to the Transfer Agent the implementation, administration and operation of the Funds' anti-money laundering program, as such anti-money laundering program is adopted by the Funds and as amended from time to time (the "Program") provided that such Program and any amendments are promptly provided to the Transfer Agent. The Funds hereby further authorize the sub-delegation by the Transfer Agent of the implementation, administration and operation of certain aspects of the Funds'
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         Program to State Street Bank and/or its subdelegatee, Boston Financial
         Data Services, Inc. ("Boston Financial") pursuant to that certain Sub-Transfer Agency and Service Agreement dated June 1, 1994, provided that the Funds have been given written notice of the terms of such Program subdelegation. The Transfer Agent agrees to perform all of the duties delegated under this subsection (e) and to undertake any subdelegation thereof solely in accordance with terms hereof. The Transfer Agent further agrees that it will fully cooperate with the designated anti-money laundering compliance officer (the "AML Compliance Officer") of the Funds in the discharge of its delegated duties hereunder. The Transfer Agent agrees to provide to the Funds, their AML Compliance Officer, internal or external auditors, regulatory authorities or the duly appointed agents of any of the foregoing (collectively, the "Interested Parties") any and all necessary reports and information requested by the Funds or any of the Interested Parties, as the case may be, with respect to the Transfer Agent's performance of its delegated duties under the Program.

         In connection with the performance by the Transfer Agent of the above-delegated duties, the Transfer Agent understands and acknowledges that the Funds remain responsible for assuring compliance with the PATRIOT Act and that the records the Transfer Agent maintains for the Funds relating to the Funds' Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate the compliance of the Funds with the PATRIOT Act. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours, all required records and information for review by such examiners.

         2. Article 8 is hereby amended by adding the following as Sections 8.06, 8.07, 8.08 and 8.09 thereto:

                 8.06 The Transfer Agent agrees to cooperate with the Funds and will facilitate the filing by the Funds and/or their respective officers and auditors of any and all certifications or attestations as required by the Sarbanes-Oxley Act of 2002, including, without limitation, furnishing such sub-certifications from relevant officers of the Transfer Agent with respect to the services and recordkeeping performed by the Transfer Agent under the Agreement as the Funds shall reasonably request from time to time.

                 8.07 Upon request, the Transfer Agent agrees to provide its written policies and procedures pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended to the Funds' chief compliance officer for review and the Funds' board of trustees' approval. The Transfer Agent further agrees to cooperate with the Funds in their review of such written policies and procedures, including without limitation furnishing such certifications and sub-certifications as the Funds shall reasonably request from time to time.


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                  8.08 The Transfer Agent agrees that it shall promptly notify the Funds in the event that a "material compliance matter" (as such term is defined pursuant to Rule 38a-1 under the 1940 Act) arises with respect to the services it provides under the Agreement.

                  8.09 The Transfer Agent shall not, directly or indirectly, disclose or use any nonpublic personal information regarding the consumers or customers of the Funds (as the terms "consumer" and "customer" are defined in Rule 3(g) and 3(i), respectively, of Regulation S-P of the Securities and Exchange Commission), other than to carry out the functions contemplated by this Agreement, and the Transfer Agent shall establish appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of any such nonpublic personal information.

         3. Except as expressly amended hereby, all provisions of the Agreement remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used but not defined herein shall have such meaning as ascribed thereto in the Agreement, as amended.

         4. This Amendment shall become effective as of the execution date set forth below.

         5. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute one and the same instrument.

                            [signature page follows]


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         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Amendment to be executed by their duly authorized officers or other representatives as of this 28th day of February, 2004.

                      PHOENIX FUNDS:
                           PHOENIX-ABERDEEN WORLDWIDE OPPORTUNITIES FUND PHOENIX EQUITY SERIES FUND
                           PHOENIX-GOODWIN CALIFORNIA TAX EXEMPT BOND FUND PHOENIX INVESTMENT TRUST 97
                           PHOENIX MULTI-PORTFOLIO FUND
                           PHOENIX MULTI-SERIES TRUST
                           PHOENIX-OAKHURST INCOME & GROWTH FUND
                           PHOENIX-OAKHURST STRATEGIC ALLOCATION FUND
                           PHOENIX PARTNER SELECT FUNDS
                           PHOENIX SERIES FUND
                           PHOENIX STRATEGIC EQUITY SERIES FUND

                      By:
                         ----------------------------
                      Name:
                      Title:

                      PHOENIX EQUITY PLANNING CORPORATION



                      By:
                         ----------------------------
                      Name:
                      Title:


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